Exhibit 21.1
Subsidiaries of the Registrant
ARKA Group, L.P., a Delaware limited partnership
CACI-Athena, LLC, a Delaware limited liability company
CACI Azure Summit Technology, LLC, a Delaware limited liability company
CACI-CMS Information Systems, LLC, a Virginia limited liability company
CACI Dynamic Systems, LLC, a Virginia limited liability company
CACI Enterprise Solutions, LLC, a Delaware limited liability company
CACI, INC. – FEDERAL, a Delaware corporation
CACI-ISS, LLC, a Delaware limited liability company
CACI Limited, a United Kingdom private company limited by shares
CACI, LLC – COMMERCIAL, a Delaware limited liability company
CACI NSS, LLC, a Delaware limited liability company
CACI B.V., a Netherlands private limited liability company
CACI Premier Technology, LLC, a Delaware limited liability company
CACI Products Company, a Delaware corporation
CACI Technologies, LLC, a Virginia limited liability company (also does business as “CACI Productions Group”)
CACI TechWorx, Inc., a Delaware corporation
CACI-WGI, LLC, a Delaware limited liability company (also does business as “The Wexford Group International”)
CACI LGS Innovations LLC, a Delaware limited liability company
Six3 Advanced Systems, Inc., a Virginia corporation
Six3 Enterprise Systems, LLC, a Delaware limited liability company